Exhibit 3.2

SECOND AMENDED AND RESTATED BYLAWS

OF

TRECORA RESOURCES

These Second Amended and Restated Bylaws (the “Bylaws”) are adopted by this Corporation and are supplemental to the General Corporation Law of the State of Delaware,

as the same shall from time to time be in effect.

ARTICLE I. NAME AND SEAL.

Section 101. Name. The name of the Corporation is Trecora Resources.

Section 102. State of Incorporation. The Corporation has been incorporated under the laws of the State of Delaware.

Section 103. Seal. The corporate seal of the Corporation shall have inscribed thereon the name of the Corporation, the year of its organization, the words “Corporate Seal”, and the name of the State of Incorporation. The seal may be used by any person authorized by the Board of Directors of the Corporation or by these Bylaws by causing the seal or a facsimile thereof to be impressed or affixed, or in any manner reproduced.

ARTICLE II. REGISTERED AND PRINCIPAL OFFICES

Section 201. Registered Office. The registered office of the Corporation in the State of Delaware shall be located at such place, within the State of Delaware, as the Board of Directors may from time to time determine or as the business of the Corporation may require.

Section 202. Offices. The principal office of the Corporation and any other offices of the Corporation shall be located at such places, within and without the State of Delaware, as the Board of Directors may from time to time determine or as the business of the Corporation may require.

ARTICLE III. MEETINGS OF STOCKHOLDERS.

Section 301. Place of Meetings. All meetings of the stockholders shall be held at such place or places, within or without the State of Delaware, as shall be determined by the Board of Directors from time to time.

Section 302. Annual Meetings. The annual meeting of the stockholders for the election of directors and the transaction of such other business as may properly come before the meeting shall be held at such place and at such time as the Board of Directors shall fix. Any business which is a proper subject for stockholder action may be transacted at the annual meeting, irrespective of whether the notice of said meeting contains any reference thereto, except as otherwise provided by applicable statute or regulation.

Section 303. Special Meetings. Special meetings of the stockholders may be called at any time by the Board of Directors, the President, or by the stockholders entitled to cast at least one-third of the vote which all stockholders are entitled to cast at the particular meeting. At any time, upon written request of any person or persons who have duly called a special meeting, it shall be the duty of the Secretary to fix the date of the meeting, to be held not more than sixty days after receipt of the request, and to give due notice thereof. If the Secretary shall neglect or refuse to fix the date of the meeting and give notice thereof, the person or persons calling the meeting may do so.

Business transacted at all special meetings shall be confined to the objects stated in the call and matters germane thereto, unless all stockholders entitled to vote are present and consent.

Written notice of a special meeting of stockholders stating the time and place and purpose or purposes thereof, shall be given to each stockholder entitled to vote thereat in accordance with Section 307 hereof.

Section 304. Conduct of Stockholders’ Meetings. Subject to Section 803 hereof, the President shall preside at all stockholders’ meetings, or, in his/her absence, any vice-president. The officer presiding over the stockholders’ meeting may establish such rules and regulations for the conduct of the meeting as he/she may deem to be reasonably necessary or desirable for the orderly and expeditious conduct of the meeting. The revocation of a proxy shall not be effective until written notice thereof has been given to the Secretary of the Corporation.

Section 305. Quorum and Voting. A majority of the outstanding shares of the corporation entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of stockholders. If less than a majority of the outstanding shares entitled to vote is represented at a meeting, a majority of the shares so represented may adjourn the meeting from time to time without further notice. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally noticed. The stockholders present at a duly organized meeting may continue to transact business until adjournment. Every stockholder of record who is entitled to vote shall at every meeting of the stockholders be entitled to one vote for each share of stock held by him or her on the record date. At all meetings of the stockholders at which a quorum is present, all matters shall be decided by a majority vote of the shares of stock present in person or by proxy and entitled to vote thereon, except as otherwise required by law or the Certificate of Incorporation.

Section 306. Proxies. Each stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for him or her by proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period.

A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A proxy may be made irrevocable regardless of whether the interest with which it is coupled is an interest in the stock itself or an interest in the corporation generally. All proxies shall be filed with the Secretary of the meeting before being voted upon.

Section 307. Notice of Meetings. Whenever stockholders are required or permitted to take any action at a meeting, a written notice of the meeting shall be given which shall state the place, date and hour of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called. The written notice may be given personally, by mail, by courier, by telegram, by telecopy or by electronic transmission.

Unless otherwise provided by law, written notice of any meeting shall be given not less than ten nor more than sixty days before the date of the meeting to each stockholder entitled to vote at such meeting.

Section 308. Consent in Lieu of Meetings. Any action required to be taken at any annual or special meeting of stockholders of the corporation, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the corporation by delivery to its registered office in this State, its principal place of business, or an officer or agent of the corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to the corporation’s registered office shall be by hand or by certified or registered mail, return receipt requested. Every written consent shall bear the date of signature of each stockholder who signs the consent and no written consent shall be effective to take the corporate action referred to therein unless, within sixty days of the earliest dated consent delivered in the manner required by this Section to the corporation, written consents signed by a sufficient number of holders to take action are delivered to the corporation by delivery to its registered office in this state, its principal place of business, or an officer or agent of the corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to the corporation’s registered office shall be by hand or by certified or registered mail, return receipt requested. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

Section 309. List of Stockholders. The officer who has charge of the stock ledger of the corporation shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. No share of stock upon which any installment is due and unpaid shall be voted at any meeting. The list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof and may be inspected by any stockholder who is present.

ARTICLE IV. DIRECTORS AND BOARD MEETINGS.

Section 401. Management by Board of Directors. The business and affairs of the Corporation shall be managed by its Board of Directors. The Board of Directors may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation or by these Bylaws directed or required to be exercised or done by the stockholders.

Section 402. Nomination for Directors. If required by the Board of Directors, written nominations for directors to be elected at an annual meeting of stockholders, other than nominations submitted by the incumbent Board of Directors, must be submitted to the Secretary of the Corporation not later than the close of business on the fifth business day immediately preceding the date of the meeting. All late nominations shall be rejected.

Section 403. Number of Directors. The Board of Directors shall consist of one or more directors. The number of directors to be elected shall be determined by resolution of the Board of Directors. The directors shall be elected by the stockholders at the annual meeting of stockholders to serve until the next annual meeting of stockholders. Each director shall serve until his or her successor shall have been elected and shall qualify, even though his or her term of office as herein provided has otherwise expired, except in the event of his or her earlier resignation or removal.

Section 404. Resignation, Vacancies and Removal. Any director may resign at any time. Such resignation shall be in writing, but the acceptance thereof shall not be necessary to make it effective.

Any director or the entire Board of Directors may be removed, with or without cause, by the holders of a majority of the shares then entitled to vote at an election of directors, except as otherwise required by law.

Any vacancy occurring in the Board of Directors by death, resignation, removal or otherwise, shall be filled by the Board of Directors. Vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director. If at any time, by reason of death or resignation or other cause, the corporation should have no directors in office, then any officer or any stockholder or an executor, administrator, trustee or guardian of a stockholder, or other fiduciary entrusted with like responsibility for the person or estate of a stockholder, may call a special meeting of stockholders in accordance with the provisions of these Bylaws. When one or more directors shall resign from the Board of Directors, effective at a future date, a majority of the directors then in office, including those who have so resigned, shall have power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective.

Section 405. Compensation of Directors. Directors as such, shall not receive any stated salary for their services, but by resolution of the Board of Directors, a fixed sum and expenses of attendance, if any, may be allowed for attendance at each regular or special meeting of the Board of Directors; provided that nothing herein contained shall be construed to preclude any director from serving the corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings

Section 406. Regular Meetings. Regular meetings of the Board of Directors shall be held on such day and at such hour as the Board shall from time to time designate. The Board of Directors shall meet for reorganization at the first regular meeting following the annual meeting of stockholders at which the directors are elected. Notice of regular meetings of the Board of Directors need not be given.

Section 407. Special Meetings. Special meetings of the Board of Directors may be called by the Chairman of the Board, if there is one, or the President and shall be called whenever one (1) or more members of the Board so request in writing. Notice of the time and place of every special meeting, which need not specify the business to be transacted thereat and which may be either verbal or in writing by mail, by courier, by telegram, by telecopy or by electronic transmission, shall be given by the President or Secretary to each member of the Board at least one calendar day before the date of such meeting.

Section 408. Quorum and Manner of Acting. A majority of the total number of directors shall constitute a quorum for the transaction of business. At all meetings of directors at which a quorum is present, all matters shall be decided by the affirmative vote of a majority of the directors present, except as otherwise required by law.

Section 409. Consent in Lieu of Meeting. Any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting if all members of the Board of Directors or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board of Directors or the committee. The Board of Directors may hold its meetings, and have an office or offices, outside of this State.

Section 410. Conference Telephone. One or more directors may participate in a meeting of the Board of Directors, of a committee of the Board of Directors or of the stockholders, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other; participation in this manner shall constitute presence in person at such meeting.

Section 411. Reports and Records. The reports of officers and committees shall be filed with the Secretary of the Board. The Board of Directors shall keep complete records of its proceedings in a minute book kept for that purpose. When a director shall request it, the vote of each director upon a particular question shall be recorded in the minutes.

Section 412. Committees. The Board of Directors may, by resolution passed by a majority of the entire Board of Directors, designate one or more committees, each committee to consist of one or more of the directors of the corporation, which, to the extent provided in the resolution and permitted by law, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the corporation and may authorize the seal of the corporation to be affixed to all papers which may require it. The Board of Directors may designate one or more directors as alternate members at any meeting of the committee. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors. Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors when required.

Section 413. Absence or Disqualification of Committee Members. In the absence or disqualification of any member of any committee or committees established by the Board of Directors, the member or members thereof present at any meeting of such committee or committees, and not disqualified from voting, whether or not he, she or they constitute a quorum, may unanimously appoint another director to act at the meeting in the place of any such absent or disqualified member.

Section 414. Chairman of the Board. The directors may choose a Chairman of the Board and a Vice Chairman of the Board who shall preside at the meetings of the Board and perform such other duties as may be prescribed by the Board of Directors.

ARTICLE V. OFFICERS.

Section 501. Officers. The officers of the Corporation shall be chosen by the Board of Directors and the Board of Directors may elect a President, a Secretary, and a Treasurer. The Board of Directors may also choose one or more Vice Presidents and such other officers or assistant officers as it may from time to time deem advisable. Officers shall be elected by the Board of Directors at the time and in the manner as the Board of Directors from time to time shall determine. Each officer shall hold office for a term extending until the first regular meeting of the Board of Directors following the annual meeting of stockholders and until his or her successor shall have been elected and shall qualify, except in the event of his or her earlier resignation or removal.

Section 502. President. The President shall also be the Chief Executive Officer and shall have general supervision of all of the departments and business of the Corporation; he/she shall prescribe the duties of the other officers and employees and see to the proper performance thereof. The President shall be responsible for having all orders and resolutions of the Board of Directors carried into effect. As authorized by the Board of Directors, he/she shall execute on behalf of the Corporation and may affix or cause to be affixed a seal to all instruments requiring such execution, except to the extent that signing and execution thereof shall have been expressly delegated to some other officer or agent of the Corporation. The President shall perform such other duties as may be prescribed by the Board of Directors.

Section 503. Vice Presidents. Vice Presidents, if any, shall perform such duties and do such acts as may be prescribed by the Board of Directors or the President. Subject to the provisions of this Section, Vice Presidents in order of their seniority shall perform the duties and have the powers of the President in the event of his or her absence or disability.

Section 504. Treasurer. The Treasurer, if any, shall act under the direction of the President. Subject to the direction of the President, he/she shall have custody of the Corporation funds and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. The Treasurer shall disburse the funds of the Corporation as may be ordered by the President, taking appropriate vouchers for such disbursements, and shall on request render to the President and the Board of Directors, at its meetings, an account of all his or her transactions as Treasurer and of the financial condition of the Corporation.

Section 505. Secretary. The Secretary, if any, shall act under the direction of the President. Unless a designation to the contrary is made at a meeting, the Secretary shall attend all meetings of the Board of Directors and all meetings of the stockholders and record all of the proceedings of such meetings in a book to be kept for that purpose and shall perform like duties for the standing committees when required. The Secretary shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the President or the Board of Directors. The Secretary shall keep in safe custody the seal of the Corporation, and, when authorized by the President or the Board of Directors, cause it to be affixed to any instruments requiring it.

Section 506. Assistant Officers. Any assistant officers elected by the Board of Directors shall have such duties as may be prescribed by the Board of Directors, the President, or the officer to whom they are an assistant. Assistant officers shall perform the duties and have the power of the officer to whom they are an assistant in the event of such officer’s absence or disability.

Section 507. Compensation. Unless otherwise provided by the Board of Directors, the salaries and compensation of all officers, except the Chairman of the Board, if there is one, the President and any Executive Vice President elected by the Board, shall be fixed by the Compensation Committee of the Board and, in the absence of a Compensation Committee, by the President.

Section 508. General Powers. The officers are authorized to do and perform such corporate acts as are necessary in the carrying on of the business of the Corporation, subject always to the directions of the Board of Directors.

ARTICLE VI. PERSONAL LIABILITY OF DIRECTORS AND INDEMNIFICATION.

Section 601. Mandatory Indemnification of Directors and Officers. The Corporation shall, to the fullest extent permitted by applicable law, indemnify every person who was or is a director, officer, employee or agent of the corporation or of any other corporation, partnership, joint venture, trust or other enterprise, in which he or she served as such at the request of the corporation, and in which the corporation owned or owns stocks or other beneficial or legal interests or of which the corporation is a creditor, may be indemnified by the corporation to the fullest extent allowed by the Delaware General Corporation Law, as amended from time to time, against any and all liability (including and reasonable expense (which terms include, but are not limited to, counsel fees, disbursements and the amount of judgments, fines and penalties against, and amounts paid in settlement by, such person) incurred by him or her in connection with or resulting from any civil or criminal claim, action, suit or proceeding, whether brought by or in the right of the corporation or such other Corporation, partnership, joint venture, trust or enterprise, in which he or she may be involved as a party or otherwise by reason of his or her being or having been such director, officer or employee if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation and, in a criminal action or proceeding, if he or she had no reasonable cause to believe his or her conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation or that he or she had reasonable cause to believe his or her conduct was unlawful. Indemnification as provided by this Section shall be made by the corporation only as authorized in the specific case, and only upon a determination that the person claiming indemnification met the applicable standards of conduct set forth herein. Such determination shall be made in the manner provided by the Delaware General Corporation Law. A director, officer or agent of the Corporation entitled to indemnification under this Section 601 is hereafter called a “person covered by Section 601 hereof.”

Section 602. Expenses. Expenses incurred by a person covered by Section 601 hereof in defending a threatened, pending or completed civil or criminal action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such person to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation, except as otherwise provided in Section 603.

Section 603. Exceptions. No indemnification under Section 601 or advancement or reimbursement of expenses under Section 602 shall be provided to a person covered by Section 601 hereof (a) with respect to expenses or the payment of profits arising from the purchase or sale of securities of the Corporation in violation of Section 16(b) of the Securities Exchange Act of 1934; (b) if a final unappealable judgment or award establishes that such director or officer engaged in self-dealing, wilful misconduct or recklessness; (c) for expenses or liabilities of any type whatsoever (including, but not limited to, judgments, fines, and amounts paid in settlement) which have been paid directly to, or for the benefit of, such person by an insurance carrier under a policy of officers’ and directors’ liability insurance whose premiums are paid for by the Corporation or by an individual or entity other than such director or officer; and (d) for amounts paid in settlement of any threatened, pending or completed action, suit or proceeding without the written consent of the Corporation, which written consent shall not be unreasonably withheld. The Board of Directors of the Corporation is hereby authorized, at any time by resolution, to add to the above list of exceptions from the right of indemnification under Section 601 or advancement or reimbursement of expenses under Section 602, but any such additional exception shall not apply with respect to any event, act or omission which has occurred prior to the date that the Board of Directors in fact adopts such resolution. Any such additional exception may, at any time after its adoption, be amended, supplemented, waived or terminated by further resolution of the Board of Directors of the Corporation.

Section 604. Continuation of Rights. The indemnification and advancement or reimbursement of expenses provided by, or granted pursuant to, this Article shall continue as to a person who has ceased to be a director or officer of the Corporation, and shall inure to the benefit of the heirs, executors and administrators of such person.

Section 605. General Provisions.

(a) The term “to the fullest extent permitted by applicable law,” as used in this Article, shall mean the maximum extent permitted by public policy, common law or statute. Any person covered by Section 601 hereof may, to the fullest extent permitted by applicable law, elect to have the right to indemnification or to advancement or reimbursement of expenses, interpreted, at such person’s option, (i) on the basis of the applicable law on the date this Article was approved by stockholders, or (ii) on the basis of the applicable law in effect at the time of the occurrence of the event or events giving rise to the action, suit or proceeding, or (iii) on the basis of the applicable law in effect at the time indemnification is sought.

(b) The right of a person covered by Section 601 hereof to be indemnified or to receive an advancement or reimbursement of expenses pursuant to Section 602 (i) may also be enforced as a contract right pursuant to which the person entitled thereto may bring suit as if the provisions hereof were set forth in a separate written contract between the Corporation and such person, (ii) to the fullest extent permitted by applicable law, is intended to be retroactive and shall be available with respect to events occurring prior to the adoption hereof, and (iii) shall continue to exist after the rescission or restrictive modification (as determined by such person) of this Article with respect to events, acts or omissions occurring before such rescission or restrictive modification is adopted.

(c) If a request for indemnification or for the advancement or reimbursement of expenses pursuant hereto is not paid in full by the Corporation within thirty days after a written claim has been received by the Corporation together with all supporting information reasonably requested by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim (plus interest at the prime rate announced from time to time by the Corporation’s primary banker) and, if successful in whole or in part, the claimant shall be entitled also to be paid the expenses (including, but not limited to, attorney’s fees and costs) of prosecuting such claim. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of or the advancement or reimbursement of expenses to the claimant is proper in the circumstances, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the claimant is not entitled to indemnification or to the reimbursement or advancement of expenses, shall be a defense to the action or create a presumption that the claimant is not so entitled.

(d) The indemnification and advancement or reimbursement of expenses provided by, or granted pursuant to, this Article shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement or reimbursement of expenses may be entitled under any bylaw, agreement, vote of stockholders or directors or otherwise, both as to action in such director or officer’s official capacity and as to action in another capacity while holding that office.

(e) Nothing contained in this Article shall be construed to limit the rights and powers the Corporation possesses under the Delaware General Corporation Law or otherwise, including, but not limited to, the powers to purchase and maintain insurance, create funds to secure or insure its indemnification obligations, and any other rights or powers the Corporation may otherwise have under applicable law.

(f) The provisions of this Article may, at any time (and whether before or after there is any basis for a claim for indemnification or for the advancement or reimbursement of expenses pursuant hereto), be amended, supplemented, waived, or terminated, in whole or in part, with respect to any person covered by Section 601 hereof by a written agreement signed by the Corporation and such person.

(g) The Corporation shall have the right to appoint the attorney for a person covered by Section 601 hereof, provided such appointment is not unreasonable under the circumstances.

Section 606. Optional Indemnification. The Corporation may, to the fullest extent permitted by applicable law, indemnify, and advance or reimburse expenses for, persons in all situations other than that covered by this Article.

ARTICLE VII. SHARES OF CAPITAL STOCK.

Section 701. Authority to Sign Share Certificates. Every share certificate shall be signed by the President or one of the Vice Presidents, if any, or by the Secretary or the Assistant Secretaries, or by the Treasurer or such other officers as may be authorized by the Board of Directors.

Section 702. Transfers: Transfers of shares shall be made on the books of the corporation upon surrender of the certificates therefor, endorsed by the person named in the certificate or by attorney, lawfully constituted in writing. No transfer shall be made which is inconsistent with law. The corporation may appoint, or authorize any principal officer or officers to appoint, one or more transfer clerks or one or more transfer agents and one or more registrars and may require all certificates of stock to bear the signature or signatures of any of them.

Section 703. Lost or Destroyed Certificates. Any person claiming a share certificate to be lost, destroyed or wrongfully taken shall receive a replacement certificate if said stockholder shall have: (a) requested such replacement certificate before the Corporation has notice that the shares have been acquired by a bona fide purchaser; (b) provided the Corporation with an indemnity agreement satisfactory in form and substance to the Board of Directors, or President; and (c) satisfied any other reasonable requirements (including, without limitation, providing a surety bond) fixed by the Board of Directors, or the President.

ARTICLE VIII. GENERAL.

Section 801. Fiscal Year. The fiscal year of the Corporation shall be determined by the Board of Directors.

Section 802. Signing Checks. All checks or demands for money and notes of the Corporation shall be signed by such officer, officers, or other person or persons as the Board of Directors may from time to time designate.

Section 803. Designation of Presiding and Recording Officers. The directors or stockholders, at any meeting of directors or stockholders, as the case may be, shall have the right to designate any person, whether or not an officer, director or stockholder, to preside over or record the proceedings of such meeting.

Section 804. Record Date. In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders, or to receive payment of any dividend or other distribution or allotment of any rights or to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date on which the resolution fixing the record date is adopted and which record date shall not be more than sixty nor less than ten days before the date of any meeting of stockholders, nor more than sixty days prior to the time for such other action as hereinbefore described; provided, however, that if no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held, and, for determining stockholders entitled to receive payment of any dividend or other distribution or allotment of rights or to exercise any rights of change, conversion or exchange of stock or for any other purpose, the record date shall be at the close of business on the day on which the Board of Directors adopts a resolution relating thereto.

A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

Section 805. Dividends: The Board of Directors may declare and pay dividends upon the outstanding shares of the corporation, from time to time and to such extent as they deem advisable, in the manner and upon the terms and conditions provided by statute and the Certificate of Incorporation.

Section 805. Text of Proposed Resolution in Written Notice. Whenever the language of a proposed resolution is included in a written notice to stockholders, the stockholders’ meeting considering the resolution may adopt it with such clarifying or other amendments as do not enlarge its original purpose, without further notice to stockholders not present in person or by proxy.

Section 806. Absentee Participation in Meetings. One or more directors or stockholders may participate in a meeting of the Board of Directors, or of a committee of the Board, or a meeting of the stockholders, by means of a conference, telephone or similar communications equipment, by means of which all persons participating in the meeting can hear each other. Participation in a meeting pursuant to this Section shall constitute presence in person at the meeting.

Section 807. Emergency Bylaws. In the event of any emergency resulting from an attack on the United States or on a locality in which the corporation conducts its business or customarily holds meetings of its Board of Directors or its stockholders, or during any nuclear or atomic disaster, or during the existence of any catastrophe, or other similar emergency condition, as a result of which a quorum of the Board of Directors or a standing committee thereof cannot readily be convened for action, the Board of Directors may adopt emergency bylaws subject to repeal or change by action of the stockholders. The emergency bylaws may make any provision that may be practical and necessary for the circumstances of the emergency, including provisions that:

(a) A meeting of the Board of Directors or of any committee thereof may be called by any officer or director in such manner and under such condition as shall be prescribed in the emergency bylaws and notice of any meeting of the Board of Directors during an emergency may be given only to such of the directors as it may be feasible to reach at the time and by such means as may be feasible at the time, including publication or radio;

(b) The director or directors in attendance at the meeting of the Board of Directors or of any committee thereof, or any greater number fixed by the emergency bylaws, shall constitute a quorum;

(c) The officers or other persons designated on a list approved by the Board of Directors before the emergency, all in such order of priority and subject to such conditions and for such period of time (not longer than reasonably necessary after the termination of the emergency) as may be provided in the emergency bylaws or in the resolution approving the list, shall, to the extent required to provide a quorum at any meeting of the Board of Directors, be deemed directors for such meeting;

(d) The Board of Directors, either before or during any such emergency, may provide, and from time to time modify, lines of succession in the event that during such emergency any or all officers or agents of the corporation shall for any reason be rendered incapable of discharging their duties;

(e) The Board of Directors, either before or during any such emergency, may, effective in the emergency, change the head office or designate several alternative head offices or regional offices, or authorize the officers so to do;

(f) No officer, director or employee acting in accordance with any emergency bylaws shall be liable except for wilful misconduct; and

(g) To the extent not inconsistent with any emergency bylaws so adopted, these Bylaws of the corporation shall remain in effect during any emergency and upon its termination the emergency bylaws shall cease to be operative.

Section 808. Severability. If any provision of these bylaws is illegal or unenforceable as such, such illegality or unenforceability shall not affect any other provision of these bylaws and such other provisions shall continue in full force and effect.

Section 809. Successor Statutes. Any reference herein to the “Delaware General Corporation Law” or to any section thereof shall be deemed to be a reference to such Law, or successor statute, and the appropriate corresponding section thereof as the same may be amended or adopted from time to time hereafter.

ARTICLE IX. AMENDMENT OR REPEAL.

Section 901. Amendment or Repeal by Stockholders. These Bylaws may be amended or repealed, in whole or in part, by a vote of two-thirds of all of the shares of common stock of the Corporation issued and outstanding at any annual or special meeting of the stockholders duly convened after notice to the stockholders of that purpose.

Section 902. Amendment or Repeal by the Board of Directors. These Bylaws may be amended or repealed, in whole or in part, by the affirmative vote of a majority of the Board of Directors at any regular or special meeting of the Board duly convened. Bylaws, made or altered by the Board of Directors, shall be subject to amendment or repeal by the stockholders.

Section 903. Recording Amendments and Repeals. The text of all amendments and repeals to these Bylaws shall be attached to the Bylaws with a notation of the date of each such amendment or repeal and a notation of whether such amendment or repeal was adopted by the stockholders or the Board of Directors.

ARTICLE X. ADOPTION OF BYLAWS AND RECORD OF AMENDMENTS AND REPEALS.

Section 1001. Adoption and Effective Date. These Bylaws have been adopted as the Bylaws of the Corporation as of the 27th day of June 2022 and shall be effective as of said date.